Consent of Independent Auditors


The Board of Directors
Ocean Energy, Inc.:

     We consent to the incorporation by reference in the following Registration Statements of Ocean Energy, Inc. (formerly Seagull Energy Corporation) of our report dated January 31, 2000, relating to the consolidated balance sheet of Ocean Energy, Inc. and Subsidiaries as of December 31, 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended, which report is included in the December 31, 1999 Annual Report on Form 10-K of Ocean Energy, Inc.

a. Form S-8, Seagull Thrift Plan (2-72014).
b. Form S-8, Seagull Energy Corporation 1981 Non-Qualified and
    Incentive Stock Option Plan (2-80834).
c. Form S-8, ENSTAR Natural Gas Company Thrift Plan (33-14463).
d. Forms S-8 and S-3, Seagull Energy Corporation 1983 Stock Option
    Plan (2-93087).
e. Forms S-8 and S-3, Seagull Energy Corporation 1986 Stock
    Option Plan (33-22475).
f. Form S-8, Seagull Energy Corporation 1990 Stock Option Plan (33-43483).
g. Form S-8, Seagull Energy Corporation 1993 Stock Option Plan (33-50643).
h. Form S-8, Seagull Energy Corporation 1993 Nonemployee Directors'
    Stock Option Plan (33-50645).
i. Form S-3, $350,000,000 Debt Securities of Seagull Energy
    Corporation (33-65118).
j. Form S-3, $100,000,000 Debt Securities of Seagull Energy
    Corporation (333-34841).
k. Form  S-8, Seagull Energy Corporation 1995 Omnibus Stock Plan (33-64041).
l. Form  S-3,  $300,000,000  Debt  Securities,  Preferred  Stock,
    Depositary  Shares, Common Stock or Securities Warrants of
    Seagull Energy Corporation (33-64051).
m. Form S-8,  Global  Natural  Resources In. 1989 Key Employees  Stock
    Option Plan and Global Natural Resources 1992 Stock Option Plan (333-13393).
n. Form S-8, Seagull Energy Corporation 1998 Omnibus Stock Plan (333-71375).
o. Form S-8, Ocean Energy, Inc. 1999 Long-Term Incentive Plan (333-95507).
p. Form S-3, Ocean Energy, Inc. $1 Billion Debt Securities, Common Stock, Preferred Stock, Depository Shares, Warrants, Guarantees of
    Debt Securities (333-79765).
q. Form S-8, Ocean Energy, Inc. 1996 Long-Term  Incentive Plan, Ocean
    Energy,  Inc. 1994 Long-Term Incentive Plan, and United Meridian
    Corporation 1994 Outside  Directors' Nonqualified Stock Option
    Plan (333-78255).
r. Post-Effective  Amendment No. 1 to Form S-4 on Form S-8,  Ocean  Energy,
    Inc. 1998 Long-Term Incentive Plan, Ocean Energy, Inc. Long-Term Incentive Plan For Nonexecutive Employees, United Meridian Corporation
    1994 Employee Nonqualified Stock Option Plan, and United Meridian Corporation 1987 Nonqualified Stock Option Plan (333-68679).
s.  Form S-4, Seagull/Ocean Merger (333-68679).



/s/KPMG LLP
Houston, Texas
March 27, 2000